Exhibit 10.15
Execution Version
AMENDMENT No. 3
TO
NOTE PURCHASE AND PRIVATE SHELF AGREEMENT
     THIS AMENDMENT No. 3 TO NOTE PURCHASE AND PRIVATE SHELF AGREEMENT (this “Amendment”) is made to the Note Purchase and Private Shelf Agreement dated as of April 13, 2004 (as amended pursuant to Amendment No. 1 to Note Purchase and Private Shelf Agreement dated as of April 9, 2007 and Amendment No. 2 to Note Purchase and Private Shelf Agreement dated as of January 18, 2008, the “Note Agreement”) among CHS Inc. (formerly known as Cenex Harvest States Cooperatives), a nonstock agricultural cooperative organized under the laws of the State of Minnesota (the “Company”) and Prudential Investment Management, Inc., (“PIM”), The Prudential Insurance Company of America, ING Life Insurance and Annuity Company, United of Omaha Life Insurance Company, Reliastar Life Insurance Company, Mutual of Omaha Insurance Company and each Prudential Affiliate which becomes party thereto in accordance with the terms of such agreement (jointly the “Purchasers”). This Amendment shall be effective as of the time determined in accordance with in Section 13 below.
     WHEREAS, the Company has requested that the holders of the Notes agree to certain amendments to the Note Agreement as set forth below; and
     WHEREAS, the Company and holders of the Notes signing this Amendment desire to amend the Note Agreement as set forth below.
     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, including the mutual promises and agreements contained herein, the parties hereto hereby agree as follows:
1. Definitions. Capitalized terms used herein without definition shall have the definition given to them in the Note Agreement if defined therein.
2. Uncommitted Facility. The Company and Prudential expressly agree and acknowledge that, as of the date hereof, the Available Facility Amount is $150,000,000. NOTWITHSTANDING THE FOREGOING, THIS AMENDMENT AND THE AGREEMENT HAVE BEEN ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND

THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.
3. Amendment to Paragraph 2B(2). Paragraph 2B(2) of the Note Agreement is amended to delete in its entirety clause (i) thereof and to substitute therefore the following: “(i) November 1, 2013,”.
4. Amendment to Paragraph 5A(i). Paragraph 5A(i) of the Note Agreement is amended to delete “45” and substitute “55” therefore.
5. Amendment to Paragraph 5A(ii). Paragraph 5A(ii) of the Note Agreement is amended to delete “90” and substitute “130” therefore.
6. Amendment to Paragraph 5D. Paragraph 5D is amended by deleting paragraph 5D in its entirety and substituting therefore a new paragraph 5D to read as follows:
     “5D. Covenant to Secure Notes Equally. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired (excluding cash collateral resulting from application of Section 4.6(b) of the Primary Bank Facility, but only to the extent and for so long as no Default or Event of Default has occurred and is continuing and no “Potential Default” or “Event of Default” has occurred and is continuing under and as defined in the Primary Bank Facility), other than Liens permitted by the provisions of paragraph 6D (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.”
7. Amendment to Paragraph 5K. Paragraph 5K is amended by deleting paragraph 5K in its entirety and substituting therefore a new paragraph 5K to read as follows:
“5K. Lines of Business. The Company covenants that it shall not, and shall not permit any of its consolidated Subsidiaries to, engage in any material respects in any business activity or operations other than operations or activities (i) in the agriculture industry, (ii) in the food industry, (iii) in the energy industry, (iv) in the financial services industry consisting of the financing of member cooperatives, producers and other commercial businesses, insurance and bonding services, and hedging brokerage, in each case conducted in the ordinary course of business or (v) which are not substantially different from or are related to its present business activities or operations.”
8. Amendment to Paragraph 6B. Paragraph 6B is amended by deleting paragraph 6B(1) in its entirety and substituting therefore a new paragraph 6B(1) to read as follows:

     “6B(1). Minimum Consolidated Net Worth. The Company shall have at all times and measured as of the end of each fiscal quarter, a Consolidated Net Worth equal to or greater than the greater of: (i) $2,500,000,000 and (ii) the minimum level of Consolidated Net Worth (or comparable term however defined) that the Company is then required to maintain under the Company’s Primary Bank Facility without causing a default or event of default thereunder.”
9. Amendment to Paragraph 6D. Paragraph 6D is amended by deleting the final sentence in paragraph 6D in its entirety and substituting therefore a new final sentence to paragraph 6D to read as follows:
“For the avoidance of doubt, the Company acknowledges that it will not, and will not permit any Subsidiary to, secure or grant any Liens in respect of the Primary Bank Facility (excluding cash collateral resulting from application of Section 4.6(b) of the Primary Bank Facility, but only to the extent and for so long as no Default or Event of Default has occurred and is continuing and no “Potential Default” or “Event of Default” has occurred and is continuing under and as defined in the Primary Bank Facility), unless an equal and ratable Lien is granted in respect of the Notes.”
10. Amendment to Paragraph 6I. Paragraph 6I is amended by deleting paragraph 6I in its entirety and substituting therefore a new paragraph 6I to read as follows:
     “6I. Subsidiary Preferred Stock. The Company covenants that it will not, and will not permit any Subsidiary of the Company to, issue or permit to be outstanding any class of capital stock which has priority over any other class of capital stock of such Subsidiary as to dividends or in liquidation, except to the Company or to a Wholly-Owned Subsidiary of the Company.”
11. Amendment to Paragraph 10B. Paragraph 10B is amended by deleting the definition of “Consolidated Net Worth” in its entirety and substituting therefore a new definition of “Consolidated Net Worth” to read as follows:
     ““Consolidated Net Worth” shall mean, for any period, the amount of equity accounts plus (or minus in the case of a deficit) the amount of surplus and retained earnings accounts of the Company and its consolidated Subsidiaries, excluding (i) accumulated other comprehensive income (or loss) and (ii) non-controlling interests, all as determined in accordance with GAAP.”
12. Company Representations. The Company hereby represents and warrants that this Amendment has been duly authorized, executed and delivered by it and that, both before and after giving effect to this Amendment, (a) each representation and warranty set forth in paragraph 8 of the Note Agreement is true and correct as of the date of execution and delivery of this Amendment by the Company with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), and (b) no Default or Event of Default has occurred and is continuing under the Note Agreement.
13. Effective Date. This Amendment shall become effective as of November 1, 2010 provided that it has been executed by the Company and each of the Purchasers and copies hereof as so executed shall have been delivered to the holders of the Notes.
14. General Provisions. The Note Agreement, except as expressly modified herein, shall continue in full force and effect and shall continue to be binding upon the parties thereto. The execution, delivery and effectiveness of the Amendment shall not operate as a waiver of any right, power or remedy of the Purchasers under the Note Agreement, nor constitute a waiver of any provision of the Note Agreement.
15. Reference to and Effect on Note Agreement. Upon the effectiveness of this Amendment, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this Amendment.
16. Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Illinois.
17. Counterparts. This Amendment may be executed in any number of counterparts and by different parties to this Amendment in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Telefax copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by telefax, shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable. The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
[Remainder of Page Intentionally Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to Note Purchase and Private Shelf Agreement to be executed by their duly authorized officers effective as of the Effective Date.

COMPANY: CHS Inc.
By:
	Name:	John Schmitz
	Title:	Executive Vice President and Chief Financial Officer

PRUDENTIAL INVESTMENT MANAGEMENT, INC.
By:
Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By:
Vice President

ING LIFE INSURANCE AND ANNUITY COMPANY
By:	Prudential Private Placement Investors, L.P.
(as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:
Vice President

RELIASTAR LIFE INSURANCE COMPANY
By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:
Vice President

MUTUAL OF OMAHA INSURANCE COMPANY
By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:
Vice President

UNITED OF OMAHA LIFE INSURANCE COMPANY
By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:
Vice President